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                                                                      EXHIBIT 22



             Subsidiaries:



PrimeEnergy Management Corporation, a New York corporation
100% owned by PrimeEnergy Corporation

Prime Operating Company, a Texas corporation
100% owned by PrimeEnergy Corporation

Eastern Oil Well Service Company, a West Virginia corporation
100% owned by PrimeEnergy Corporation

Southwest Oilfield Construction Company, an Oklahoma corporation,
100% owned by PrimeEnergy Corporation

PrimeEnergy Depositary Corp., a New York corporation
100% owned by PrimeEnergy Corporation